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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 1, 2004

                             PARK CITY GROUP, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

          NEVADA                       0003718                37-1454128
-----------------------------       --------------        -------------------
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)         Identification No.)

                333 Main Street #300
                 Park City, UT 84060                    84060
            -----------------------------            ----------
            (Principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code (435) 649-2221

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01. Regulation FD Disclosure.

It has been decided that Will Dunlavy will be the new Chief Financial Officer of the Company. He brings to the position a wealth of experience and a long history with the Company that will make the transition a smooth one, having already had a relationship with our auditors and the other employees of the accounting department.

We are also pleased to announce the hiring of James Horton to be the President and Chief Operating Officer of the Company. Mr. Horton was most recently a Vice President and senior officer of Kurt Salmon Associates, an international management consulting firm to the retail, consumer products and health care industries. He was the National Director of Retail consulting for KPMG and was the President of World Wide Chain Store Systems, a retail/wholesale distribution application software company that has been installed in many of the largest retail and wholesale companies today. He has more than 25 years of experience in the retail industry coupled with both a BS in Accounting and MBA from West Virginia University.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PARK CITY GROUP, INC.
                                          (Registrant)


Date: September 1, 2004                    /s/ Randall K. Fields
                                          ------------------------------------
                                          Randall K. Fields, President and CEO

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